UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Baker Hughes Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	76-0207995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

575 N. Dairy Ashford Rd., Suite 100 Houston, Texas	77079-1121
(Address of principal executive offices)	(Zip Code)

Baker Hughes Company

(Exact name of registrant as specified in its charter)

Delaware	81-4403168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

575 N. Dairy Ashford Rd., Suite 100 Houston, Texas	77079-1121
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.226% Senior Notes due 2030	The Nasdaq Stock Market LLC
3.812% Senior Notes due 2034	The Nasdaq Stock Market LLC
4.193% Senior Notes due 2038	The Nasdaq Stock Market LLC
4.737% Senior Notes due 2046	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.

Baker Hughes Holdings LLC (“BHH LLC”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated December 1, 2023, under “Description of Subsidiary Debt Securities” and in the Prospectus Supplement dated March 5, 2026, under “Description of the Notes,” filed with the Securities and Exchange Commission (the “Commission”) on March 6, 2026, under Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-275865) previously filed with the Commission under the Act. The securities to be registered hereunder are fully and unconditionally guaranteed by Baker Hughes Company (the “Parent Guarantor”).

Item 2. Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture dated October 28, 2008 between Baker Hughes Incorporated (as predecessor to Baker Hughes Holdings LLC) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to BHH LLC’s Current Report on Form 8-K filed with the Commission October 29, 2008).

4.2	Second Supplemental Indenture dated July 3, 2017 to the Indenture dated October 28, 2008, among BHH LLC, Baker Hughes Co-Obligor, Inc. (“Co-Obligor” and, together with BHH LLC, the “Issuers”) and the Trustee (incorporated by reference to Exhibit 4.1 to the Current Report of Baker Hughes, a GE company, on Form 8-K filed with the Commission July 3, 2017).

4.3	Seventh Supplemental Indenture dated December 31, 2023 to the Indenture dated as of October 28, 2008, among the Issuers, as Existing Obligors, the Parent Guarantor, as parent guarantor, and the Trustee (incorporated by reference to Exhibit 4.1 to the Parent Guarantor’s Current Report on Form 8-K filed with the Commission January 5, 2024).

4.4	Eighth Supplemental Indenture dated March 11, 2026 to the Indenture dated October 28, 2008, among the Issuers, the Parent Guarantor, the Trustee and The Bank of New York Mellon, London Branch, as initial paying agent (incorporated by reference to Exhibit 4.1 to the Parent Guarantor’s Current Report on Form 8-K filed with the Commission March 11, 2026).

4.5*	Form of Global Note representing the Issuers’ 3.226% Senior Notes due 2030.

4.6*	Form of Global Note representing the Issuers’ 3.812% Senior Notes due 2034.

4.7*	Form of Global Note representing the Issuers’ 4.193% Senior Notes due 2038.

4.8*	Form of Global Note representing the Issuers’ 4.737% Senior Notes due 2046.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 8, 2026	BAKER HUGHES HOLDINGS LLC

	By:	/s/ Fernando Contreras
	Name:	Fernando Contreras
	Title:	Vice President, Chief Compliance Officer and Corporate Secretary

BAKER HUGHES COMPANY

By:	/s/ Fernando Contreras
Name:	Fernando Contreras
Title:	Vice President, Chief Compliance Officer and Corporate Secretary